Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 3 December 2012 with respect to the consolidated financial statements and schedule of Taminco Group Holdings S.à r.l. included in the Registration Statement on Form S-1 and related prospectus of Taminco Acquisition Corporation dated 3 December 2012.

Ghent, Belgium

3 December, 2012

Ernst & Young Bedrijfsrevisoren BCVBA

Represented by

/s/ Lieve Cornelis

Lieve Cornelis

Partner